    As filed with the Securities and Exchange Commission on October 24, 1997
                                                 Registration No. 333-

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                               -----------------------

                                       FORM S-8
               Registration Statement under the Securities Act of 1933

                               -----------------------

                                   INTERLEAF, INC.
                (Exact name of registrant as specified in its charter)

                               -----------------------

        Massachusetts                                04-2729042
(State or other jurisdiction of)       (IRS Employer Identification Number)
incorporation or organization)


62 Fourth Avenue, Waltham, MA                              02154
(Address of principal executive offices)              (Zip Code)


                              1993 STOCK OPTION PLAN
                             (Full title of the plan)

                               -----------------------

                          Craig Newfield, General Counsel
                                 Interleaf, Inc.
                                 62 Fourth Avenue
                           Waltham, Massachusetts 02154
                      (Name and address of agent for service)

                                    (617) 290-0710
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE


Title of Each Class                    Proposed Maxi-       Proposed Maxi-      Amount of
 Securities to be      Amount to be     mum Offering        mum Aggregate      Registration
   Registered           Registered    Price Per Share(1)   Offering Price(1)       Fee
___________________    _____________  __________________   ________________    ____________
  Common Stock,          600,000
 $.01 par value           shares            $2.77             $1,662,000           $504





________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h), under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock in the National Market System as reported by NASDAQ on October 21, 1997.

    This Registration Statement on Form S-8 relates to 600,000 additional shares of Common Stock, $.01 par value per share, to be offered pursuant to the 1993 Stock Option Plan (the "Plan") of Interleaf, Inc. A Registration Statement on Form S-8 relating to shares of Common Stock offered pursuant to the Plan was filed with the Securities and Exchange Commission on September 21, 1993 and is effective. The contents of such Registration Statement on Form S-8 (file No. 33-69068) are hereby incorporated herein by reference.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on October 24, 1997.

                                  INTERLEAF, INC.


                                  By:   /s/ Jaime W. Ellertson
                                        ---------------------------
                                        President and Chief Executive Officer


                                  POWER OF ATTORNEY

    We, the undersigned officers and directors of Interleaf, Inc., hereby severally constitute and appoint Jaime W. Ellertson and Robert R. Langer, and each of them acting singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Interleaf, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    WITNESS our hands and common seal on the date set forth below.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                            Title                                 Date
    _________                            _____                                 ____

/s/ Jaime W. Ellertson     President and Chief Executive Officer            October 24, 1997
_______________________
    Jaime W. Ellertson     and Director (Principal Executive Officer)

/s/ Robert R. Langer       Executive Vice President and Chief Financial      October 24, 1997
_______________________
    Robert R. Langer       Officer and Director (Principal Financial and
                           Accounting Officer)

/s/ Frederick B. Bamber    Director                                          October 24, 1997
_______________________
    Frederick B. Bamber

                                       1

    Signature                            Title                                    Date
    _________                            _____                                    ____

/s/ David A. Boucher       Director                                         October 24, 1997
_______________________
    David A. Boucher

/s/ Rory J. Cowan          Chairman of the Board of Directors               October 24, 1997
_______________________
    Rory J. Cowan

/s/ Marcia J. Hooper       Director                                         October 24, 1997
_______________________
    Marcia J. Hooper

/s/ George D. Potter, Jr.  Director                                         October 24, 1997
_______________________
    George D. Potter, Jr.


                                   EXHIBIT INDEX

Exhibit                                                         Method
Number             Description of Exhibit                       of Filing
-------            ----------------------                       ---------
 4(a)    Specimen certificate for shares of Common Stock        [i]

 4(b)    Rights Agreement, dated July 15, 1988, between
         the Company and The First National Bank of Boston      [ii]

 5       Opinion of John K. Hyvnar, Esq.                        included

23(a)    Consent of John K. Hyvnar, Esq.
         (included in Exhibit 5)                                included

23(b)    Consent of Ernst & Young LLP, independent auditors     included

24       Power of Attorney                                       included
         (included on page 1 of S-8)

__________________
[i] Incorporated herein by reference is the applicable Exhibit to the Company's
Registration Statement on Form S-1, File No. 33-5743.

[ii] Incorporated herein by reference is the applicable Exhibit to the Company's
Registration Statement on Form 8-A, filed July 27, 1988.
